As filed with the Securities and Exchange Commission on December 26, 2024

Registration No. 333-283724

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1

TO

FORM S-1/A

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Aclarion, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	47-3324725
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(833) 275-2266

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

John Lorbiecki

Chief Financial Officer

Aclarion, Inc.

8181 Arista Place, Suite 100

Broomfield, Colorado 80021

(833) 275-2266

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Ralph V. De Martino, Esq.
James H. Carroll, Esq.	Marc E. Rivera, Esq.
Carroll Legal LLC	ArentFox Schiff LLP
1449 Wynkoop Street, Suite 507	1717 K Street NW
Denver, CO 80202	Washington, D.C. 20006
(303) 888-4859	(202) 724-6848

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

Aclarion, Inc. is filing this Amendment No. 1 (the “Amendment”) to its Registration Statement on Form S-1 (File No. 333-283724) as an exhibit only filing to file Exhibit 1.1, Exhibit 4.8, Exhibit 4.9. Exhibit 4.10, Exhibit 4.11, Exhibit 4.12, Exhibit 4.13, Exhibit 5.1 and Exhibit 23.3. Accordingly, this Amendment consists only of the facing page, this explanatory note, Part II of the Registration Statement, the signature pages to the Registration Statement and the filed exhibits. The prospectus is unchanged and has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than the underwriting discounts and commissions, payable in connection with the sale of common stock being registered. All amounts shown are estimates, except the Securities and Exchange Commission registration fee.

Securities and Exchange Commission registration fee	4,822.65
Financial Industry Regulatory Authority filing fee	[***]
Legal fees and expenses	[***]
Accountants’ fees and expenses	[***]
Printing expenses	[***]
Transfer agent and registrar fees and expenses	[***]
Miscellaneous	[***]
Total	$250,000

Item 14.	Indemnification of Directors and Officers.

We are incorporated under the laws of the state of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such person as an officer, director, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, or are threatened to be made, a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit provided such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses that such officer or director has actually and reasonably incurred. Our charter and bylaws provide for the indemnification of our directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	any act related to unlawful stock repurchases, redemptions or other distributions or payment of dividends; or

•	any transaction from which the director derived an improper personal benefit.

II-1

These limitations of liability do not affect the availability of equitable remedies such as injunctive relief or rescission. Our charter also authorizes us to indemnify our officers, directors and other agents to the fullest extent permitted under Delaware law.

As permitted by Section 145 of the Delaware General Corporation Law, our bylaws provide that:

•	we may indemnify our directors, officers and employees to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions;

•	we may advance expenses to our directors, officers and employees in connection with a legal proceeding to the fullest extent permitted by the Delaware General Corporation Law, subject to limited exceptions; and

•	the rights provided in our bylaws are not exclusive.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was either absent when the unlawful actions were approved, or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

As permitted by the Delaware General Corporation Law, we have entered and expect to continue to enter into agreements to indemnify our directors, executive officers and other employees as determined by our board of directors. Under the terms of our indemnification agreements, we are required to indemnify each of our directors and officers, to the fullest extent permitted by the laws of the state of Delaware, if the basis of the indemnitee’s involvement was by reason of the fact that the indemnitee is or was a director, or officer, of the company or any of its subsidiaries or was serving at the company’s request in an official capacity for another entity. We must indemnify our officers and directors against (1) attorneys’ fees and (2) all other costs of any type or nature whatsoever, including any and all expenses and obligations paid or incurred in connection with investigating, defending, being a witness in, participating in (including on appeal) or preparing to defend, be a witness or participate in any completed, actual, pending or threatened action, suit, claim or proceeding, whether civil, criminal, administrative or investigative, or establishing or enforcing a right to indemnification under the indemnification agreement. The indemnification agreements also set forth certain procedures that will apply in the event of a claim for indemnification thereunder. These indemnification provisions and the indemnification agreements may be sufficiently broad to permit indemnification of our officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

In addition, we have purchased a policy of directors’ and officers’ liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances.

The form of Underwriting Agreement, filed as Exhibit 1.1 hereto, provides for indemnification by the underwriter of us and our officers who sign this Registration Statement and directors for specified liabilities, including matters arising under the Securities Act.

Item 15.	Recent Sales of Unregistered Securities.

Note: Data in this Item 15 has not been adjusted for our recent reverse stock split in January 2024.

During the three-year period preceding the date of filing of this registration statement, we have issued securities in the transactions described below without registration under the Securities Act.

In February 2020, the Company issued to NuVasive a $2 million “SAFE” (Simple Agreement for Future Equity). In December 2021, the SAFE was converted into shares of Series B-2 Preferred Stock.

In February 2020 and continuing through June 2021, the Company initiated a financing in the form of 6% Convertible Promissory Notes due June 30, 2021. This financing raised $2,130,010 during 2020 and $814,000 during the first six months of 2021. In December 2021, all notes were converted into shares of Series B-3 Preferred Stock.

In connection with the above-referenced note financing, the Company also issued certain common stock warrants. Such warrants were exercised immediately prior to the Company’s April 2022 IPO, resulting in the issuance of 76,156 shares (post-reverse stock split) of common stock.

II-2

In June 2021, the Company issued $2.0 million of Promissory Notes that mature at the earlier of the consummation of a Qualified Financing or May 31, 2022. The notes incorporated the following major attributes; interest on the Notes accrues at 33%, and the accrued interest would automatically convert into the securities offered in a Qualified Financing, at a per security price equal to the offering price of the Qualified Financing multiplied by 0.30 (70% discount).

From January 1, 2019 through the date of the Company’s April 2022 IPO, we granted to our consultants, employees, officers and directors options to purchase an aggregate of 16,073,154 shares (pre-reverse stock split) of Common Stock at per share exercise prices ranging from $0.18 to $0.26 (pre-reverse stock split) under our 2015 Stock Plan. Included in those totals were grants made during 2021 of options to purchase an aggregate of 14,234,688 shares (pre-reverse stock split) of Common Stock at a per share exercise price of $0.26 (pre-reverse stock split).

From January 1, 2019 through the date of the Company’s April 2022 IPO, we granted to our consultants, employees, officers and directors options to purchase an aggregate of 16,073,154 shares (pre-reverse stock split) of Common Stock at per share exercise prices ranging from $0.18 to $0.26 (pre-reverse stock split) under our 2015 Stock Plan. Included in those totals were grants made during 2021 of options to purchase an aggregate of 14,234,688 shares (pre-reverse stock split) of Common Stock at a per share exercise price of $0.26 (pre-reverse stock split).

From January 1, 2019 through the date of the Company’s April 2022 IPO, we issued an aggregate of 10,000 shares of Common Stock pursuant to the exercise of options by our consultants, employees, officers and directors.

In connection with our April 2022 IPO:

•	certain outstanding common stock warrants were exercised on a net share basis for 60,408 common shares;
•	24,495,004 (pre-split) outstanding shares of our preferred stock were converted into 3,279,117 post-split shares of common stock;
•	all accrued dividends on our outstanding Series B, B-1, B-2 and B-3 preferred stock were converted to 984,429 post-split common shares;
•	all accrued interest on the Company's outstanding secured promissory notes was converted into (i) 426,768 post-split common shares and (ii) 426,768 post-split common stock warrants, with beneficial conversion rates charged to interest expense upon conversion; and
•	we issued to the representative of the underwriters a common stock warrant for 173,200 shares with an exercise price of $5.44 per share.

In November 2022, we issued 40,000 unregistered and restricted shares to a vendor as partial payment for services rendered by such vendor.

In May and September 2023, we issued $2.3 million of unsecured non-convertible promissory notes. In connection with this note issuance, the Company issued (x) 339,360 shares of common stock as a commitment fee, (y) 1,232,156 common stock warrants with a five-year term and an initial exercise price of $0.6262 per share, and (z) 100,973 prefunded common stock warrants to a broker dealer firm as a commission.

In October 2023, we entered into an equity line common stock purchase agreement (the “Purchase Agreement”) with White Lion Capital LLC. Pursuant to the Purchase Agreement, the Company has the right, but not the obligation, to require White Lion to purchase, from time to time, up to $10,000,000 in aggregate gross purchase price of newly issued shares of the Company’s common stock, subject to certain limitations and conditions set forth in the Purchase Agreement. This includes 187,500 shares of common stock we issued to White Lion as commitment shares. In October 2023, we sold 375,000 shares of common stock to White Lion pursuant to the Purchase Agreement. Through September 30, 2024, the Company has issued 1,800,000 shares to White Lion.

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In November 2023, we issued $294,117.65 of unsecured non-convertible promissory notes. In connection with this note issuance, the Company issued (x) 148,978 shares of common stock as a commitment fee, (y) 744,890 common stock warrants with a five-year term and an initial exercise price of $0.2865 per share, and (z) 25,210 prefunded common stock warrants to a broker dealer firm as a commission.

From January 22 through January 29, 2024, we issued 644,142 shares of common stock in connection with a series of exchange agreements with the accredited investors to exchange principal and accrued interest on the certain outstanding non-convertible note for shares of common stock.

We issued 930 shares of newly issued Series B convertible preferred stock on August 14, 2024. The Series B Preferred Stock is convertible into common stock at an initial conversion price of $0.234 per share of common stock.

We issued 1,000 shares of newly issued Series C convertible preferred stock on September 30, 2024. The Series C Preferred Stock is convertible into common stock at an initial conversion price of $0.1759 per share of common stock.

On November 27, 2024, the Company and White Lion entered into an amendment to the Equity Line Purchase Agreement that (subject to stockholder approval), among other things, extended the expiration date of the Equity Line Purchase Agreement from December 31, 2024 to December 31, 2025. In consideration for the commitments of White Lion under this amendment, the Company issued to White Lion 560,915 shares of Common Stock as commitment shares, having a value of $100,000 based upon the Nasdaq minimum price closing sale price of the Common Stock determined as of November 27, 2024.

These sales and issuances were made in reliance upon Section 3(a)(9) or Section 4(a)(2) of the Securities Act of 1933, as amended, and Regulation D, Rule 506 (d), and did not involve any placement agents, commissions, or any public offering. The persons and entities who received such securities have represented their intention to acquire these securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends are be affixed to all share certificates issued. All recipients have adequate access through their relationship with us to information about us.

II-4

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits. The following exhibits are filed as part of this Registration Statement:

Exhibit Number		Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith

1.1		Form of Underwriting Agreement				X
1.2		IPO Underwriting Agreement dated April 21, 2022	8-K	04-27-2022	1.1
1.3		Form of February 2024 Placement Agent Agreement	S-1/A	02-23-2024	1.1
3.1		Amended and Restated Certificate of Incorporation of the Company	8-K	04-27-2022	3.1
3.2		Certificate of Amendment dated January 3, 2024 to the Amended and Restated Certificate of Incorporation	8-K	01-04-2024	3.1
3.3		Bylaws of the Company	8-K	04-27-2022	3.2
3.4		Certificate of Designation of Series A Preferred Stock	8-K	02-17-2023	3.1
3.5		Amendment to Bylaws dated June 12, 2024	8-K	6-18-2024	3.1
3.6		Series B Convertible Preferred Stock Certificate of Designations dated August 14, 2024	8-K	08-16-2024	3.1
3.7		Series C Convertible Preferred Stock Certificate of Designations dated September 30, 2024	8-K	10-01-2024	3.1
4.1		Form of Common Stock Certificate	10-Q	06-06-2022	4.1
4.2		Form of IPO Warrant	8-K	04-27-2022	4.1
4.3		Form of IPO Representative’s Common Stock Purchase Warrant	8-K	04-27-2022	4.2
4.4		Description of Securities	10-Q	06-06-2022	4.4
4.5		February 2024 Form of Common Warrant	S-1/A	02-06-2024	4.5
4.6		February 2024 Form of Pre-Funded Warrant	S-1/A	02-06-2024	4.6
4.7		February 2024 Form of Warrant Agency Agreement	S-1/A	02-23-2024	4.7
4.8		Form of Series A Common Warrant				X
4.9		Form of Series B Common Warrant				X
4.10		Form of Pre-Funded Warrant				X
4.11		Form of Securities Purchase Agreement				X
4.12		Form of Warrant Agency Agreement				X
4.13		Form of Lock-Up Agreement				X
5.1		Opinion of Carroll Legal LLC				X
10.1	#	Employment Agreement of Jeff Thramann	S-1/A	03-23-2022	10.1
10.2	#	Employment Agreement of Brent Ness	S-1/A	03-23-2022	10.2
10.3	#	Employment Agreement of John Lorbiecki	S-1/A	03-23-2022	10.3
10.4	#	Form of Aclarion, Inc. 2022 Equity Incentive Plan	S-1	01-06-2022	10.4
10.5		Senior Secured Bridge Note	S-1/A	03-04-2022	10.5
10.6		License Agreement with UCSF the Regents of the University of California	S-1	01-06-2022	10.6
10.7		Amendment to UC License Agreement	S-1/A	03-04-2022	10.7
10.8	**	NuVasive Amended and Restated Commission Agreement dated February 28, 2020	S-1/A	03-23-2022	10.8
10.9		Amended and Restated Investor Rights Agreement dated July 27, 2017	S-1/A	03-23-2022	10.9
10.10		First Amendment to Amended and Restated Investor Rights Agreement dated February 20, 2020	S-1/A	03-23-2022	10.10
10.11		NuVasive SAFE (Simple Agreement for Future Equity) dated February 28, 2020	S-1/A	03-23-2022	10.11
10.12	**	Right of First Offer Agreement	S-1/A	03-23-2022	10.12
10.13		First Amendment to Right of First Offer Agreement	S-1/A	03-23-2022	10.13
10.14		Second Amendment to Right of First Offer Agreement	S-1/A	03-23-2022	10.14
10.15		Convertible Note and Warrant Purchase Agreement	S-1/A	03-23-2022	10.16
10.16		Warrant Agent Agreement dated April 21, 2022	8-K	04-27-2022	10.1

II-5

Exhibit Number		Description of Document	Incorporated by reference from Form	Filing Date	Exhibit Number	Filed Herewith

10.17		Siemens Strategic Collaboration Agreement	S-1	01-06-2022	10.17
10.18	#	Aclarion, Inc. 2022 Equity Incentive Plan – Form of Option Grant Notice and Stock Option Agreement	S-1	01-06-2022	10.20
10.19	#	Aclarion, Inc. 2022 Equity Incentive Plan – Form of RSU Grant Notice and RSU Agreement	S-1	01-06-2022	10.21
10.20	#	Nocimed, Inc. 2015 Stock Plan	S-8	05-26-2022	99.4
10.21	#	Nocimed, Inc. 2015 Stock Plan – Form of Option Grant Notice and Stock Option Agreement	S-8	05-26-2022	99.5
10.22		Securities Purchase Agreement dated February 16, 2023 between Aclarion, Inc. and Jeffrey Thramann	8-K	02-17-2023	10.1
10.23		Form of Securities Purchase Agreement	8-K	05-17-2023	10.1
10.24		Form of Unsecured Non-Convertible Note	8-K	05-17-2023	10.2
10.25		Form of Common Stock Warrant	8-K	05-17-2023	10.3
10.26		Form of Registration Rights Agreement	8-K	05-17-2023	10.4
10.27		Waiver related to Unsecured Non-Convertible Notes	8-K	08-14-2023	10.1
10.28		White Lion Purchase Agreement	8-K	10-10-2023	10.1
10.29		White Lion Registration Rights Agreement	8-K	10-10-2023	10.2
10.30		February 2024 Form of Lock-Up Agreement	S-1/A	02-06-2024	10.31
10.31		February 2024 Form of Securities Purchase Agreement	S-1/A	02-06-2024	10.32
10.32		Form of Securities Purchase Agreement dated November 21, 2023	8-K	11-22-2023	10.1
10.33		Form of Unsecured Non-Convertible Note dated November 21, 2023	8-K	11-22-2023	10.2
10.34		Form of Common Stock Warrant dated November 21, 2023	8-K	11-22-2023	10.3
10.35		Form of Registration Rights Agreement dated November 21, 2023	8-K	11-22-2023	10.4
10.36		Form of January 2024 Exchange Agreement	8-K	01-23-2024	10.1
10.37		Form of Subscription Agreement	1-A/A	06-20-2024	4.1
10.38		Form of Exchange Agreement dated August 14, 2024	8-K	08-16-2024	10.1
10.39		Form of Warrant Purchase Agreement dated August 14, 2024	8-K	08-29-2024	10.2
10.40		Form of Securities Purchase Agreement dated September 30, 2024	8-K	10-01-2024	10.1
10.41		Form of Common Stock Warrant dated September 30, 2024	8-K	10-01-2024	10.2
10.42		Form of Registration Rights Agreement dated September 30, 2024	8-K	10-01-2024	10.3
10.43		Amendment dated as of November 27, 2024 to Common Stock Purchase Agreement, dated as of October 9, 2023, by and between White Lion Capital, LLC and Aclarion, Inc.	8-K	11-27-2024	10.1
23.1	***	Consent of Haynie & Company	S-1	12-11-2024	23.1
23.2	***	Consent of CohnReznick LLP, Independent Registered Public Accounting Firm	S-1	12-11-2024	23.2
23.3		Consent of Carroll Legal LLC (included in Exhibit 5.1)				X
24.1	***	Power of Attorney (Included on Signature Page)	S-1	12-11-2024
107	***	Filing Fees	S-1	12-11-2024	107

____________________________

*	To be filed by amendment to this Registration Statement.
**	Certain information contained in this Exhibit has been redacted and appears as “XXXXX” as the disclosure of same would be a disadvantage to the Registrant in the marketplace
***	Previously filed.
#	Indicates management contract or compensatory plan.

(b) Financial statement schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the Financial Statements or notes thereto.

II-6

Item 17.	Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	i.	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
	ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;
	iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That for the purpose of determining any liability under the Securities Act of 1933 in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5)	That for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

II-7

(c)	The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

II-8

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Broomfield, in the State of Colorado, on this 26th day of December, 2024.

ACLARION, INC.

By:	/s/ John Lorbiecki
John Lorbiecki
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-1 has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brent Ness	Chief Executive Officer and Director	December 26, 2024
Brent Ness	(Principal Executive Officer)
President and Director

/s/ John Lorbiecki	Chief Financial Officer	December 26, 2024
John Lorbiecki	(Principal Financial and Accounting Officer)

*	Executive Chairman and Director	December 26, 2024
Jeffrey Thramann

*	Director	December 26, 2024
David Neal

*	Director	December 26, 2024
William Wesemann

*	Director	December 26, 2024
Amanda Williams

*	Director	December 26, 2024
Stephen Deitsch

*	Director	December 26, 2024
Scott Breidbart

* /s/ John Lorbiecki

John Lorbiecki

Attorney-in-Fact

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